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                             SMITH BARNEY MUNI FUNDS

                                Florida Portfolio
                                Georgia Portfolio
                             Limited Term Portfolio
                               National Portfolio
                               New York Portfolio
                             Pennsylvania Portfolio

                         Instrument of the Trustees for
                        Redesignation of Class of Shares

     WHEREAS, pursuant to Sections 6.1 and 6.9(g) of the Declaration of Trust of Smith Barney Muni Funds (the "Trust") dated as of April 23, 1986, as amended (the "Declaration of Trust"), the Trustees of the Trust (the "Trustees") may establish and designate classes of shares within any series of shares of beneficial interest of the Trust by an instrument signed by a majority of such Trustees; and

     WHEREAS, each of the Florida Portfolio, Georgia Portfolio, Limited Term Portfolio, National Portfolio, New York Portfolio and Pennsylvania Portfolio (each, a "Portfolio") is a series of the Trust consisting of shares of beneficial interest, $.001 par value per share.

     WHEREAS, the Trustees desire to redesignate the existing Class L shares of each Portfolio as Class C shares, effective upon the effectiveness of the post-effective amendment to the Trust's Registration Statement on Form N-1A reflecting such changes (the "Effective Date").

     NOW THEREFORE, effective as of the Effective Date, the Trustees hereby redesignate as Class C shares the Class L shares of each Portfolio. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, distribution arrangements and services fees, expense allocations, conversion rights and exchange privileges of the shares of each Portfolio and each Class thereof shall be as set forth in (1) the Rule 18f-3(d) Multiple Class Plan for Smith Barney Mutual Funds or a similar plan approved by the Trustees, as in effect from time to time, (2) the prospectus and statement of additional information of the Portfolio, as amended from time to time, and (3) the Declaration of Trust.

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     The undersigned, consisting a majority of the Trustees of the Trust, hereby execute this instrument as of the 29th day of April, 2004.


/s/ Lee Abraham                                      /s/ Allan J. Bloostein
-----------------------------                        ---------------------------
Lee Abraham                                          Allan J. Bloostein


/s/ Jane F. Dasher                                   /s/ Donald R. Foley
-----------------------------                        ---------------------------
Jane F. Dasher                                       Donald R. Foley


/s/ R. Jay Gerken                                    /s/ Richard E. Hanson, Jr.
-----------------------------                        ---------------------------
R. Jay Gerken                                        Richard E. Hanson, Jr.


/s/ Dr. Paul Hardin                                  /s/ Roderick C. Rasmussen
-----------------------------                        ---------------------------
Dr. Paul Hardin                                      Roderick C. Rasmussen


/s/ John P. Toolan
-----------------------------
John P. Toolan